Exhibit 8.2

                         [Greenwoods & Freehills LOGO]

11 October 2006                     Direct phone   9225 5972
                                    Direct fax     9221 6516
                                    Email          Sharyn.Campbell@gf.com.au
                                    Matter no      64022

                                    Doc no         Greenwoods\003745303

ME Portfolio Management Limited
Level 17
360 Collins Street
MELBOURNE  VIC  3000

Attention: Mr Paul Garvey


Dear Sirs


SUPERANNUATION MEMBERS' HOME LOANS PROGRAMME
SMHL GLOBAL FUND NO. 9

We have acted as Australian taxation advisers for ME Portfolio Management Limited (MEPML) in relation to the offering of the Mortgage Backed Floating Rate Notes (NOTES) of Perpetual Limited (PL) in its capacity as trustee of SMHL Global Fund No. 9 (the FUND) pursuant to the Registration Statement on Form S-3 (No. 333-134196) of MEPML filed with the Securities and Exchange Commission (the COMMISSION) on 17 May 2006, as amended through the date hereof and declared effective on 11 September 2006 (Washington, D.C. time) (the BASIC REGISTRATION Statement) and the registration statement on Form S-3 (File No. 333-137590) of MEPM filed with the Commission pursuant to Rule 462(b) under the Securities Act (such registration statement, at the time it became effective under the Securities Act upon filing with the Commission on 26 September 2006, being hereinafter referred to as the 462(B) REGISTRATION STATEMENT and, together with the Basic Registration Statement, the REGISTRATION STATEMENT).

Definitions in the Prospectus (defined below) apply in this opinion. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1     TRANSACTION DOCUMENTS

We have examined the following documents:

(a) the executed Amending and Restating Deed dated 1 June 2004 between MEPML and PL and annexing to it as Annexure A the Master Trust Deed for the Superannuation Members' Home Loans Trusts between MEPML and PL dated 4 July 1994;

(b) the executed Notice of Creation of Securitisation Fund dated 16 August 2006 by MEPML to PL under the Master Trust Deed;


 Liability limited by the Accountants' Scheme, approved under the Professional Standards Act 1994 (NSW)

              Greenwoods & Freehills Pty Limited ABN 60 003 146 852

(c)   the:

      (1) executed Supplementary Bond Terms Notice Notes - Class A and Class B Notes dated 3 October 2006 for the Fund;

      (2) executed Supplementary Bond Terms Notice - Liquidity Notes dated 3 October 2006;

      (3)   executed Securitisation Fund Bond Issue Direction dated 3 October
            2006;

      (4) executed Note Trust Deed among PL (as issuer), MEPML (as manager), The Bank of New York (in its capacity as note trustee, principal paying agent, calculation agent and note registrar as the case may
            be), Perpetual Trustee Company Limited (as security trustee) and AIB/BNY Fund Management (Ireland) Limited (as Irish Paying Agent);

(d) a copy of the Registration Statement consisting of the Basic Registration Statement and the Rule 462(b) Registration Statement; and

(e) a copy of the prospectus supplement dated 27 September 2006 (PROSPECTUS SUPPLEMENT) to the prospectus dated 18 September 2006 (BASE PROSPECTUS) (together the PROSPECTUS),

each referred to in this opinion as a "document".

2     ASSUMPTION

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3     QUALIFICATIONS

Our opinion is subject to the following qualifications:

(a) We express no opinion as to any laws other than the laws of the Commonwealth of Australia as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States;

(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Base Prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Fund for any of the matters referred to in this opinion.


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Greenwoods\003737174                                                      page 2

 Liability limited by the Accountants' Scheme, approved under the Professional Standards Act 1994 (NSW)

              Greenwoods & Freehills Pty Limited ABN 60 003 146 852

4     OPINION

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that while the sections entitled "Summary - Australian Withholding Tax" and "Australian Tax Matters" in the Prospectus Supplement and "Australian Tax Matters" in the Base Prospectus do not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth in the Prospectus in the aforementioned sections. There can be no assurance, however, that the tax conclusions presented in these sections will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter with the Commission as Exhibit 8.2 to a Form 8-K filed in connection with the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Base Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement or this exhibit.



Yours faithfully
GREENWOODS & FREEHILLS PTY LIMITED


per: /s/ Paul King


PAUL KING
Director



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Greenwoods\003737174                                                      page 3

 Liability limited by the Accountants' Scheme, approved under the Professional Standards Act 1994 (NSW)

              Greenwoods & Freehills Pty Limited ABN 60 003 146 852